UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2024

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On June 26, 2024, i3 Verticals, LLC (“LLC Seller”), a Delaware limited liability company which is a subsidiary of Seller Registrant (as defined below), i3 Holdings Sub, Inc., a wholly-owned subsidiary of LLC Seller (“Corporation Seller,” and collectively with LLC Seller, the “Sellers”), and (solely for the purpose of providing a guaranty of the obligations of Sellers as set forth in the Purchase Agreement (as defined below)) i3 Verticals, Inc., a Delaware corporation (the “Seller Registrant”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Payroc Buyer, LLC, a Delaware limited liability company (“Buyer”), and (solely for the purpose of providing a guaranty of the obligations of Buyer as set forth in the Purchase Agreement) Payroc WorldAccess, LLC, a Delaware limited liability company (“Buyer Parent”). Pursuant to the terms of the Purchase Agreement, Buyer would purchase from Sellers the equity interests of certain direct and indirect wholly-owned subsidiaries of Sellers (the “Acquired Entities”) primarily comprising Seller Registrant’s merchant of record payments business, including its associated proprietary technology (the “Business”), after giving effect to the contribution of certain assets and the assignment of certain liabilities associated with the Business from LLC Seller and certain affiliates thereof to the Acquired Entities pursuant to a contribution agreement (the “Contribution Agreement”) to be entered into immediately prior to the closing of the transactions contemplated by the Purchase Agreement (the “Transactions”). Pursuant to the terms of the Contribution Agreement, LLC Seller and its Affiliates would retain certain liabilities related to the Business. The purchase price payable by Buyer to Sellers for the equity interests of the Acquired Entities would be $440 million (the “Purchase Price”), payable in cash upon the closing of the Transactions, subject to adjustments for closing net working capital and other purchase price adjustments provided in the Purchase Agreement.
The Purchase Agreement contains various representations, warranties and covenants made by the parties. The Purchase Agreement also provides for post-closing indemnification in favor of the parties with respect to breaches of representations, warranties and covenants under the Purchase Agreement by the other parties, and certain other matters specified in the Purchase Agreement.
Buyer has secured committed financing, consisting of a combination of equity to be provided by an investment fund (the “Equity Financing Source”) of Parthenon Capital Partners, an affiliated party of Buyer and Buyer Parent, and debt financing from (a) the incremental lenders pursuant to the first lien debt commitment letter arranged by BMO Sponsor Finance and NXT Capital, as joint lead arrangers and BMO Bank, N.A. as administrative agent pursuant to the first lien debt facility, and (b) the incremental lenders pursuant to the second lien debt commitment letter arranged by Audax Private Debt LLC as sole arranger and administrative agent pursuant to the second lien debt facility ((a) and (b) collectively, the “Debt Financing Sources”; the Debt Financing Sources, together with the Equity Financing Source, the “Financing Sources”), the aggregate proceeds of which debt and equity financing would be sufficient for Buyer to pay the Purchase Price and pay related fees and expenses in connection with the Transactions payable by Buyer. The Purchase Agreement provides that Buyer will use reasonable best efforts to obtain the financing on the terms and conditions described in the commitment letters entered into on the date of the Purchase Agreement with the Financing Sources. The Transactions are not subject to a financing condition.
The closing of the Transactions is subject to certain closing conditions set forth in the Purchase Agreement, including the expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of certain legal impediments, the accuracy of the representations of the other party (subject to certain materiality qualifiers specified in the Purchase Agreement), the compliance by the other party of its covenants under the Purchase Agreement in all material respects, and, in the case of Buyer’s closing obligations, the delivery by Sellers of certain consents associated with the Business and the absence of any material adverse effect with respect to the Business. The consummation of the Transactions is expected to occur during the fourth fiscal quarter of Seller Registrant (the three months ending September 30, 2024).
The Purchase Agreement provides that at closing, and as a condition to the closing obligations of the parties, the parties and/or their affiliates will enter into certain ancillary agreements, including (i) a transition services agreement, pursuant to which, among other things, Sellers and/or affiliates thereof will provide certain information technology and operational transition services to Buyer for a period of time after the closing, (ii) a processing services agreement, pursuant to which the parties will provide certain payment processing services to customers of each party, and (iii) a restrictive covenant agreement, pursuant to which the Seller Registrant and Sellers will be bound by certain confidentiality covenants, non-competition and business relation non-solicitation covenants (with a term ending on the fifth anniversary of the closing of the Transactions) and employee non-solicitation covenants (with a term ending on the third anniversary of the closing of the Transactions), subject to certain limitations, as provided therein.
The Purchase Agreement provides for termination rights of Buyer and the Sellers under certain circumstances as provided in the Purchase Agreement. The Purchase Agreement also provides that Buyer will be required to pay Sellers a reverse termination fee of $25,000,000 in the event that Sellers terminate the Purchase Agreement under certain circumstances specified in the Purchase Agreement. In addition, subject to certain limitations, either Buyer or Sellers may terminate the Purchase Agreement if the Transactions are not consummated by 5:00 pm (central) on October 24, 2024.
The Purchase Agreement provides that either Sellers or Buyer may specifically enforce the other party’s obligations under the Purchase Agreement, provided that the Sellers may only cause Buyer to cause the equity financing to be funded if certain conditions set forth in the Purchase Agreement are satisfied, including the funding or availability of debt financing.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Purchase Agreement is not intended to modify or supplement any factual disclosures about the Seller Registrant in its reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Seller Registrant, Sellers or the Business. In particular, the representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement (except with respect to the rights of specific third-party beneficiaries enumerated in the Purchase Agreement), may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.
First Amendment to Credit Agreement
On June 26, 2024, LLC Seller entered into that certain First Amendment to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement dated as of May 8, 2023 (the “Existing Credit Agreement”) with the guarantors and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Amendment provides for certain amendments to the Existing Credit Agreement, including amendments to permit and accommodate the execution of the Purchase Agreement and the consummation of the Transactions. Certain of such amendments are to be effective as of the date of the Amendment, and certain other amendments are to be effective upon the closing of the Transactions.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that involve risk and uncertainties. These forward-looking statements are based on Seller Registrant’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Seller Registrant’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include: (i) the parties to the Purchase Agreement may be unable to complete the Transactions in a timely manner or at all, because, among other reasons, conditions to the closing of the Transactions set forth in the Purchase Agreement may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the Transactions; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (iv) risks related to disruption of management’s attention from ongoing business operations; (v) post-closing risks related to the transition services agreement, the processing services agreement, the restrictive covenant agreement, and other ancillary agreements to be entered into at closing as noted above; and (vi) the ability of the Seller Registrant to execute on its strategy and achieve its goals and other expectations after any completion of the Transactions, as well as the risks set forth in Seller Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission on February 21, 2024, Seller Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 10, 2024, and the Seller Registrant’s other filings with the Securities and Exchange Commission. Any forward-looking statement made by the Seller Registrant in this Current Report on Form 8-K speaks only as of the date of this Current Report on Form 8-K, and the Seller Registrant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Item 7.01.    Regulation FD Disclosure.
On June 26, 2024, the Seller Registrant issued a press release announcing the entry of the parties into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*
Securities Purchase Agreement, dated as of June 26, 2024, by and among i3 Verticals, LLC, i3 Holdings Sub, Inc., Payroc Buyer, LLC, Payroc WorldAccess, LLC, solely for purposes of certain terms set forth therein, and i3 Verticals, Inc., solely for purposes of certain terms set forth therein.

10.1	First Amendment to Credit Agreement, dated as of June 26, 2024, by and among i3 Verticals, LLC, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued by i3 Verticals, Inc., dated June 26, 2024
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).
*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Seller Registrant agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 26, 2024

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer